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                                   EXHITIT 4.5


                        FORM OF COMMON STOCK CERTIFICATE


                            GREAT DANE HOLDINGS INC.
                             A Delaware Corporation




Certificate No._________

No. of Shares _______              CUSIP 39031P 10 5



THIS CERTIFIES THAT __________________________ IS THE OWNER OF ___________
Fully Paid and Nonassessable Shares of Common Stock, $.01 Par Value Per Share, of GREAT DANE HOLDINGS INC. (the "Company") transferable in person or by duly authorized attorney upon surrender of his Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:

Martin L. Solomon        SEAL           David R. Markin
Secretary                               President

Countersigned and Registered:
American Stock Transfer and Trust Company (New York, NY)
Transfer Agent and Registrar

By:
   ---------------------
   Authorized Officer

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                       [Reverse Side of Stock Certificate]


          THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTION OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common

          TEN ENT - as tenants by the entireties

          JT TEN - as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT --________ Custodian_________
                (Cust)       (Minor)

               under Uniform Gifts to Minors
               Act _________________________
                         (State)

Additional abbreviations may also be used through not in the above list.


          For value received _________________ hereby sell, assign and transfer unto _______________________, _______ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________ to transfer the said stock on the books of the Company will full power of substitution in the premises.

Date:______________________

Signature:______________________________
     NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Certificate, in any particular without alteration or enlargement, or any change whatever.